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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-117851

PROSPECTUS

VALMONT INDUSTRIES, INC.

Offer to Exchange up to

$150,000,000 of our 6 7/8% Senior Subordinated Notes due 2014
for
$150,000,000 of our 6 7/8% Senior Subordinated Notes due 2014
that have been registered under the Securities Act of 1933

        This prospectus and accompanying letter of transmittal relate to our proposed exchange offer. We are offering to exchange up to $150.0 million aggregate principal amount of new registered 6 7/8% senior subordinated notes due 2014, which we call the "new notes," for any and all outstanding unregistered 6 7/8% senior subordinated notes due 2014, which we call the "old notes," issued in a private offering on May 4, 2004, and which have certain transfer restrictions.

        In this prospectus we sometimes refer to the old notes and the new notes collectively as the "notes."

  •
  The notes mature on May 1, 2014.
  •
  The notes are our senior subordinated obligations and will rank junior to all of our existing and future senior indebtedness. Our obligations under the notes will be guaranteed on a senior subordinated basis by certain of our current and future subsidiaries.
  •
  The notes bear interest at the rate of 6.875% per year, payable May 1 and November 1 of each year.
  •
  The terms of the new notes that we will issue in the exchange offer will be substantially identical to the old notes, except that transfer restrictions and registration rights relating to the old notes will not apply to the new notes. The exchange offer expires at 5:00 p.m., Eastern time, on November 29, 2004, unless we extend it.
  •
  All old notes that are validly tendered in the exchange offer and not withdrawn will be exchanged.
  •
  Tenders of old notes may be withdrawn at any time before the expiration of the exchange offer.
  •
  The exchanges of old notes for new notes will not be a taxable event for United States federal income tax purposes.
  •
  No established trading market for the new notes currently exists and we do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any automated quotation system to quote them.
  •
  We will not receive any proceeds from the exchange offer.
  •
  We will pay the expenses of the exchange offer, subject to certain limitations.

        Before participating in this exchange offer, please refer to the section in this prospectus entitled "Risk Factors" beginning on page 13.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2004.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act". This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" on page 80 of this prospectus.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we have filed with the SEC. We are submitting this prospectus to holders of old notes so that they can consider exchanging the old notes for new notes. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to exchange and issue the new notes in any jurisdiction where the offer or exchange is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.

        You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We are "incorporating by reference" into this prospectus information we file with the SEC, which means we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we subsequently file that is incorporated by reference into this prospectus. We are incorporating by reference the following documents that we have filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 27, 2003;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2004 and June 26, 2004; and

  •
  Our Current Reports on Form 8-K filed on April 16, 2004, April 20, 2004, April 21, 2004, August 2, 2004 and October 26, 2004 and Form 8-K/A filed on October 22, 2004.

        We also incorporate by reference any future filings made with the SEC (excluding those filings made under Items 9 or 12 of Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

        You may also obtain a copy of our filings with the SEC, excluding exhibits to those filings unless we have specifically incorporated those exhibits by reference therein, at no cost, by writing to or telephoning us at the following address:

Valmont Industries, Inc.
One Valmont Plaza
Omaha, Nebraska 68154-5215
Attention: Terry J. McClain
(402) 963-1000

        To ensure timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than November 24, 2004, which is five days before the exchange offer will expire at 5:00 p.m., Eastern time, on November 29, 2004.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, including statements in the documents incorporated by reference in this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the "Exchange Act," that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

        These forward-looking statements are based on assumptions that we have made in light of our experience in the industries in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among other things, those discussed under the caption "Risk Factors" in this prospectus and the documents incorporated by reference in this prospectus, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments.

        Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus.

iii

PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus to help you understand the terms of this exchange offer and the new notes. It likely does not contain all the information that is important to you or that you should consider in making a decision to exchange old notes for new notes. To understand all of the terms of this exchange offer and the new notes and to attain a more complete understanding of our business and financial situation, you should carefully read this entire prospectus and the information we have incorporated by reference herein.

        Unless the context requires otherwise, the terms "company," "we," "our," "ours" and "us" refer to Valmont Industries, Inc. (also referred to as "Valmont"). References to "the Acquisition" refer to our acquisition of Newmark International, Inc. and Pfleiderer Leasing USA, Inc., which we refer to collectively as "Newmark." The term "the Refinancing" is used in this prospectus to refer to the sale of the old notes, our entering into a new $225 million bank financing arrangement consisting of a $150 million revolving credit facility and a $75 million term loan, repayment of our old revolving credit facility, repayment of the bridge loan obligation we incurred to fund part of the Acquisition and our prepayment of promissory notes. We refer to the Acquisition and the Refinancing collectively as "the Transactions." You can read more about the Transactions in the documents we incorporate by reference in this prospectus.

Our Company

        We are a diversified global producer of fabricated metal products and are a leading producer of metal and concrete pole and tower structures, mechanized irrigation systems and specialty tubing. We also provide metal coating services, including galvanizing, painting and anodizing. Our pole and tower structures are used to support outdoor lighting and traffic control fixtures, electrical transmission lines and related power distribution equipment, wireless communications equipment and highway signs. Our mechanized irrigation equipment is used to water crops and deliver chemical fertilizers and pesticides. Our tubing is used in a wide range of specialized agricultural, automotive and industrial applications, including grain augers and chutes, engine exhausts and pneumatic tubing. Customers and end-users of our products include state and federal governments, utility and telecommunications companies, manufacturers of commercial lighting fixtures and large farms as well as the general manufacturing sector. We were founded in 1946, went public in 1968 and our shares have been traded on The New York Stock Exchange (ticker: VMI) since August 2002, having previously traded on the NASDAQ National Market.

        Our corporate offices are located at One Valmont Plaza, Omaha, Nebraska 68154. Our telephone number at that address is (402) 963-1000. We are incorporated in Delaware. Our website address is www.valmont.com. The information on our website is not part of this prospectus.

The Exchange Offer

        On May 4, 2004, we completed a private offering of $150.0 million of the old notes. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus and to use our reasonable best efforts to effect registration of the new notes within 180 days of completion of the private offering. You are entitled to exchange in this exchange offer old notes that you hold for new notes with substantially identical terms. You should read the discussion under the headings "—Summary of the Terms of the New Notes" beginning on page 7 and "Description of Notes" beginning on page 29 for further information regarding the new notes.

  •
  Subject to customary conditions, which we may waive, the exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

  •
  Our offer to exchange old notes for new notes will be open until 5:00 p.m., Eastern time, on November 29, 2004, unless we extend the expiration date.

  •
  You should also carefully review the procedures for tendering the old notes beginning on page 23 of this prospectus.

  •
  You may withdraw your tenders of old notes at any time prior to the expiration of the exchange offer.

  •
  If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

  •
  The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

        We believe that the new notes that will be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you can make the representations in the sixth paragraph under "The Exchange Offer—Exchange Terms" on page 20 below. We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any new note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability. You should read the discussion under the headings "—Summary of the Terms of the Exchange Offer" beginning on page 3 and "The Exchange Offer" beginning on page 20 for further information regarding this exchange offer and resale of the new notes.

The Exchange Agent

        We have appointed Wells Fargo Bank, N.A. as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under The Depository Trust Company's, which we refer to as DTC, automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent at the applicable address set forth on the cover page of the letter of transmittal. See "The Exchange Offer—Exchange Agent" on page 28 of this prospectus.

Summary of the Terms of the Exchange Offer

The Exchange Offer	We are offering to exchange up to $150.0 million principal amount of the old notes for up to $150.0 million principal amount of the new notes. As of the date of this prospectus, old notes representing $150.0 million aggregate principal amount are outstanding. The new notes will evidence the same debt as the old notes, and the old notes and the new notes will be governed by the same indenture. The new notes are described in detail under the heading "Description of Notes" beginning on page 29 of this prospectus.
Resale	We believe that you can resell and transfer the new notes without registering them under the Securities Act and delivering a prospectus, if:
• the new notes are acquired by you in the ordinary course of your business;
• you are not engaged in and do not intend to engage in the distribution of the new notes;
• you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and
• you are not an "affiliate" of ours, as that term is defined in Rule 405 under the Securities Act.

Our belief is based on interpretations of the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make certain representations to us contained in the letter of transmittal accompanying this prospectus, and you transfer any new note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for old notes which were acquired by that broker-dealer as a result of market-making activities or other trading activities must agree to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer these new notes.
Expiration Date	The exchange offer will expire at 5:00 p.m., Eastern time, on November 29, 2004 or a later date and time if we extend it.
Withdrawal
You may withdraw the tender of any old notes pursuant to the exchange offer at any time prior to the expiration date. We will return, as promptly as practicable after the expiration or termination of the exchange offer, any old notes not accepted for exchange for any reason without expense to you.

Interest on the Notes
Interest on the new notes will accrue from the date of the original issuance of the old notes or from the date of the last payment of interest on the old notes, whichever is later. No additional interest will be paid on old notes tendered and accepted for exchange.
Conditions to the Exchange Offer
The exchange offer is not subject to any conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC and that no litigation has been instituted or threatened that would impair our ability to proceed with the exchange offer. We reserve the right to waive any defects, irregularities or conditions to exchange as to particular old notes. See "The Exchange Offer—Conditions of the Exchange Offer" on page 27 of this prospectus.
Procedures for Tendering Old Notes
The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes which are held by direct or indirect participants in DTC are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants. If you are a holder of an old note held in the form of a book-entry interest and you wish to tender your old note for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank, as exchange agent, on or prior to the expiration of the exchange offer either:
•
a written or facsimile copy of a properly completed and executed letter of transmittal and all other required documents to the applicable address set forth on the cover page of the letter of transmittal; or
•
a computer-generated message transmitted by means of DTC's automated tender offer program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.
The exchange agent must also receive on or prior to the expiration of the exchange offer either:
•
a timely confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer—Procedures for Tendering Old Notes—Book-Entry Transfer" on page 25; or
	•	the documents necessary for compliance with the guaranteed delivery procedures described below.

If you are a holder of book-entry interests in the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See "Description of Notes—Exchange of Global Notes for Certificated Notes" beginning on page 36 of this prospectus. No certificated notes were issued and outstanding as of the date of this prospectus.
By executing or agreeing to be bound by the terms of the letter of transmittal, you will represent to us that, among other things:
• the new notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;
• you are not engaging in and do not intend to engage in the distribution of the new notes;
• you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and
• you are not our affiliate, as that term is defined in Rule 405 under the Securities Act.

We will accept for exchange any and all old notes that are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The new notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Acceptance of Old Notes for Exchange" beginning on page 22 of this prospectus and "The Exchange Offer—Procedures for Tendering Old Notes—Tender of Old Notes Held in Certificated Form" on page 24 of this prospectus.
Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such old notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender your old notes on your behalf and comply with our instructions set forth elsewhere in this prospectus. See "The Exchange Offer—Procedures for Tendering Old Notes—Special Procedures for Beneficial Owners" on page 24 of this prospectus.
Guaranteed Delivery Procedures
If you cannot meet the expiration date deadline, or you cannot deliver your old notes, the letter of transmittal or any other documentation on time, then you must surrender your old notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery" beginning on page 25 of this prospectus.

Registration Rights Agreement
On May 4, 2004, we sold the old notes to the initial purchasers in a transaction that was exempt from the registration requirements of the Securities Act. In connection with the sale, we entered into a registration rights agreement with the initial purchasers which grants the holders of the old notes specified exchange and registration rights. This exchange offer satisfies those rights, which terminate upon consummation of the exchange offer. You will not be entitled to any exchange or registration rights with respect to the new notes.
Effect of Not Tendering
Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such old notes. Neither Delaware law nor the indenture relating to the notes gives you any appraisal or dissenters' rights or any other right to seek monetary damages in court if you do not participate in the exchange offer.
U.S. Federal Income Tax Considerations
We believe the exchange of old notes for new notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "Federal Income Tax Consequences" beginning on page 76 of this prospectus.
Use of Proceeds	We will not receive any proceeds from the exchange of notes pursuant to the exchange offer.
Exchange Agent
We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. Wells Fargo Bank, N.A. also serves as the trustee under the indenture for the notes. See "The Exchange Offer—Exchange Agent" on page 28 of this prospectus.

Summary of the Terms of the New Notes

Issuer	Valmont Industries, Inc.
Notes Offered	$150.0 million aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2014.
Maturity Date	May 1, 2014.
Interest	The notes will bear interest at the rate of 6 7/8% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2005.
Subsidiary Guarantees
The notes will be guaranteed, jointly and severally, on a senior subordinated basis by certain of our current and future direct and indirect domestic subsidiaries. Except under certain limited circumstances, our foreign subsidiaries will not guarantee the notes. See "Description of Notes—Guaranties" beginning on page 31 of this prospectus.
Ranking	The notes and the guarantees will be our and our subsidiary guarantors' senior subordinated obligations, and will rank:
• junior to all of our and our subsidiary guarantors' existing and future senior indebtedness;
• equally with all of our and our subsidiary guarantors' existing and future senior subordinated indebtedness;
• senior to all of our and our subsidiary guarantors' existing and future subordinated indebtedness; and
• effectively junior to all existing and future liabilities, including trade payables and obligations in respect of preferred stock, if any, of our non-guarantor subsidiaries.
As of June 26, 2004:
•
we (excluding our subsidiaries) had approximately $147.5 million of senior indebtedness outstanding, $22.4 million of which was secured, and additional availability under our new revolving credit facility of up to $28.9 million;
• our subsidiary guarantors had approximately $0.1 million of senior indebtedness outstanding, $0.1 million of which was secured, excluding their guarantees of our indebtedness set forth above; and
•
our non-guarantor subsidiaries had indebtedness of $17.4 million outstanding (excluding intercompany indebtedness of $1.9 million) and $74.5 million of other liabilities outstanding, including trade payables, but excluding intercompany obligations.
Optional Redemption
We may redeem some or all of the notes beginning on May 1, 2009 at the redemption prices listed on page 30 under "Description of Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

In addition, prior to May 1, 2007, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of certain equity offerings.
Change of Control
If a change of control occurs, we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes—Change of Control" beginning on page 37 of this prospectus.
Certain Covenants	The indenture governing the notes contains covenants that limit our ability and our restricted subsidiaries' ability to, among other things:
	•	incur or guarantee additional indebtedness and issue certain types of preferred stock;
	•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;
	•	make investments;
	•	sell assets;
	•	engage in transactions with our affiliates;
	•	create restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;
	•	consolidate, merge or transfer all or substantially all of our assets; and
	•	transfer or issue shares of stock of subsidiaries.
These covenants are subject to important exceptions and qualifications which are described under "Description of Notes—Certain Covenants" beginning on page 40 of this prospectus.
Exchange Offer; Registration Rights
If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of the old notes. Please read "Registration Rights" beginning on page 73 for more information regarding your rights as a holder of old notes.
Trading Market
No established trading market for the new notes currently exists and we do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any automated quotation system to quote them.

Summary Historical Financial Data

        The following table sets forth summary historical financial data of Valmont Industries, Inc. as of the dates and for the periods indicated. We have derived the summary historical consolidated statement of operations data for the fiscal years ended December 29, 2001, December 28, 2002 and December 27, 2003 and the summary historical consolidated balance sheet data as of December 28, 2002 and December 27, 2003 from the audited consolidated financial statements of Valmont Industries, Inc. contained in our Annual Report on Form 10-K for the fiscal year ended December 27, 2003 and incorporated by reference in this prospectus. We have derived the summary historical consolidated statement of operations data for the fiscal years ended December 25, 1999 and December 30, 2000 and the summary historical consolidated balance sheet data as of December 25, 1999, December 30, 2000 and December 29, 2001 from audited consolidated financial statements of Valmont Industries, Inc. The summary historical consolidated statement of operations data for the twenty-six weeks ended June 28, 2003 and June 26, 2004 and the summary historical consolidated balance sheet data as of June 28, 2003 and June 26, 2004 is derived from the unaudited condensed consolidated financial statements of Valmont Industries, Inc. contained in our Quarterly Report on Form 10-Q for the quarter ended June 26, 2004 and incorporated by reference in this prospectus.

        You should read the information contained in this table in conjunction with the historical consolidated financial statements of Valmont, the accompanying notes and the management's discussion and analysis of financial condition and results of operations contained in our Annual Report on Form 10-K for the fiscal year ended December 27, 2003, our Quarterly Report on Form 10-Q for the quarter ended June 26, 2004 and our Current Reports on Form 8-K filed on August 2, 2004 and Form 8-K/A filed on October 22, 2004, which are incorporated by reference in this prospectus.

	Fiscal Year Ended										Twenty-Six Weeks Ended
	Dec. 25, 1999		Dec. 30, 2000		Dec. 29, 2001		Dec. 28, 2002		Dec. 27, 2003		June 28, 2003		June 26, 2004
	(dollars in thousands)
Statement of Operations Data:
Net sales	$639,869		$846,129		$872,380		$854,898		$837,625		$407,960		$481,910
Gross profit	172,746		211,883		217,621		231,476		207,990		104,341		117,360
Operating income	50,176		67,256		65,021		70,289		54,623		28,782		30,758
Net earnings	26,367		30,400		26,693		33,629		25,487		13,660		8,313
Basic earnings per share	1.09		1.31		1.10		1.40		1.07		0.57		0.35
Diluted earnings per share	1.08		1.28		1.09		1.37		1.05		0.56		0.34
Dividends per share	0.260		0.260		0.260		0.290		0.315		0.155		0.16
Other Financial Data:
EBITDA(1)	$72,168		$96,066		$97,997		$100,930		$86,515		$44,750		$38,947
Cash paid for interest	7,596		16,020		18,263		11,701		9,947		5,324		5,417
Depreciation and amortization	21,949		30,270		36,324		33,942		34,597		17,012		18,713
Capital expenditures	37,783		46,456		25,652		13,942		17,679		10,666		6,188
Net cash flows from operations	63,935		10,984		109,839		69,453		59,781		28,897		(4,373)
Net cash flows from investing activities	(32,140)		(109,793)		(61,720)		(13,726)		(21,116)		(11,126)		(127,404)
Net cash flows from financing activities	(23,613)		107,908		(45,529)		(59,307)		(26,442)		(9,644)		128,459
Balance Sheet Data (at end of period):
Cash and cash equivalents	$14,936		$23,176		$24,522		$19,514		$33,345		$28,642		$29,699
Working capital(2)	98,588		145,575		145,550		154,112		169,568		164,175		230,933
Total assets	419,335		600,135		588,897		578,571		604,797		574,273		777,033
Total debt, including current maturities	127,456		248,934		209,327		169,540		165,162		167,029		315,016
Total shareholders' equity	170,488		191,911		225,811		242,020		265,494		254,456		269,451
Supplemental Data:
Ratio of earnings to fixed changes(3)	4.9	x	3.4	x	3.3	x	4.9	x	4.5	x	4.5	x	2.8	x

(1)
EBITDA is defined as net earnings before income taxes, interest expense, depreciation expense and amortization of intangibles. EBITDA is presented herein because we believe it is a useful supplement to net earnings (loss) in understanding our cash flows generated by operations that are available for debt service.

  However, EBITDA does not represent net earnings or net cash flows from operations as defined by generally accepted accounting principles, or GAAP. Accordingly, EBITDA should not be construed as an alternative for other measures as determined in accordance with GAAP as an indication of our operating performance or as a measure of our liquidity. Moreover, EBITDA does not necessarily indicate whether cash flows will be sufficient to fund cash needs, including debt service, and such measure as presented herein may differ from and may not be comparable to similarly titled measures used by other companies.

Set forth below is the calculation of EBITDA and the reconciliation of EBITDA from net earnings (loss):

	Fiscal Year Ended					Twenty-Six Weeks Ended
	Dec. 25, 1999	Dec. 30, 2000	Dec. 29, 2001	Dec. 28, 2002	Dec. 27, 2003	June 28, 2003	June 26, 2004
	(dollars in thousands)
Net earnings	$26,367	$30,400	$26,693	$33,629	$25,487	$13,660	$8,313
Add income tax expense	15,800	18,000	17,900	21,637	16,534	8,762	5,456
Add interest expense	8,052	17,396	17,080	11,722	9,897	5,316	6,465
Add depreciation and amortization expense	21,949	30,270	36,324	33,942	34,597	17,012	18,713

EBITDA	$72,168	$96,066	$97,997	$100,930	$86,515	$44,750	$38,947

(2)
Working capital represents the difference between total current assets and total current liabilities.

(3)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of capitalized financing costs and that portion of rental expense that we believe to be representative of interest.

Summary Pro Forma Financial Data

        The following table sets forth summary pro forma financial data of Valmont Industries, Inc. as of the dates and for the periods indicated. The summary unaudited pro forma financial data for the year ended December 27, 2003 included below give effect, in the manner described in the unaudited pro forma condensed combined financial data and the notes thereto contained in our Current Report on Form 8-K filed on April 21, 2004 and incorporated by reference in this prospectus, to the Transactions, as if they had occurred as of December 29, 2002 in the case of the unaudited pro forma statement of operations and other financial data. The summary unaudited pro forma financial data for the twenty-six weeks ended June 26, 2004 included below give effect in the manner described in the unaudited pro forma condensed combined financial data and the notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended June 26, 2004 and incorporated by reference in this prospectus, to the Transactions, as if they had occurred as of December 29, 2002 in the case of the unaudited pro forma statement of operations and other financial data. The unaudited pro forma financial data do not purport to represent what our results of operations or financial position would have been if the Transactions had occurred as of the dates indicated or what such results will be for future periods. We cannot assure you that the assumptions used in the preparation of the pro forma financial data will prove to be correct.

        You should read the information contained in this table in conjunction with the documents we incorporate by reference in this prospectus that discuss the Transactions, including the historical combined financial statements of Newmark and the accompanying notes contained in our Current Report on Form 8-K filed on April 21, 2004 and incorporated by reference in this prospectus, the unaudited pro forma condensed combined financial data contained in our Current Report on Form 8-K filed on April 21, 2004 and incorporated by reference in this prospectus, and the unaudited pro forma condensed combined financial data contained in our Quarterly Report on Form 10-Q for the quarter ended June 26, 2004 and incorporated by reference in this prospectus.

	Pro Forma for the Fiscal Year Ended Dec. 27, 2003		Pro Forma for the Twenty-Six Weeks Ended June 26, 2004
	(dollars in thousands)
Statement of Operations Data:
Net sales	$915,448		$501,753
Gross profit	228,420		121,641
Operating income	63,265		32,135
Net earnings	26,235		8,174
Basic earnings per share	1.10		0.34
Diluted earnings per share	1.08		0.33
Dividends per share	0.315		0.16
Other Financial Data:
EBITDA(1)	$100,713		$41,794
Cash paid for interest(2)	16,022		7,602
Depreciation and amortization	40,134		20,203
Capital expenditures	19,364		6,298
Supplemental Pro Forma Data:
Ratio of earnings to fixed charges(3)	3.3	x	2.5	x

(1)
EBITDA is defined as net earnings before income taxes, interest expense, depreciation expense and amortization of intangibles. EBITDA is presented herein because we believe it is a useful supplement to net earnings (loss) in understanding our cash flows generated by operations that are available for debt service. However, EBITDA does not represent net earnings or net cash flows from operations as defined by generally accepted accounting principles, or GAAP. Accordingly, EBITDA should not be construed as an alternative for other measures as determined in accordance with GAAP as an indication of our operating performance or as a measure of our liquidity. Moreover, EBITDA does not necessarily indicate whether cash flows will be sufficient to fund cash needs, including debt service, and such measure as presented herein may differ from and may not be comparable to similarly titled measures used by other companies.

Set forth below is the calculation of EBITDA and the reconciliations of EBITDA from net earnings (loss):

	Pro Forma for the Fiscal Year Ended Dec. 27, 2003	Pro Forma for the Twenty-Six Weeks Ended June 26, 2004
	(dollars in thousands)
Net earnings	$26,235	$8,174
Add income tax expense	17,603	5,455
Add interest expense	16,741	7,962
Add depreciation and amortization expense	40,134	20,203

EBITDA	$100,713	$41,794

(2)
Represents cash interest expense (cash interest expense does not represent interest expense, as defined under GAAP, which includes the amortization of deferred financing costs) for (i) the fiscal year ended December 27, 2003, assuming our debt as of December 27, 2003, as adjusted for the Transactions, had been outstanding since December 29, 2002 and (ii) the twenty-six weeks ended June 26, 2004, assuming our debt as of June 26, 2004, as adjusted for the Transactions, had been outstanding since December 28, 2003.

	Pro Forma for the Fiscal Year Ended Dec. 27, 2003	Pro Forma for the Twenty-Six Weeks Ended June 26, 2004
	(dollars in thousands)
Pro forma interest expense	$16,741	$7,962
Less: amortization of deferred charges	(719)	(360)

Cash interest expense	$16,022	$7,602

(3)
The ratio of earnings to fixed charges is calculated as follows, on a pro forma basis:

	Pro Forma for the Fiscal Year Ended Dec. 27, 2003		Pro Forma for the Twenty-Six Weeks Ended June 26, 2004
	(dollars in thousands)
Fixed charges:
Interest expense	$16,741		$7,962
Interest component of rent expense	3,605		1,809

Total fixed charges	$20,346		$9,771
Earnings:
Earnings before income taxes	$47,362		$14,728
Fixed charges	20,346		9,771

Total earnings	$67,708		$24,499

Pro forma ratio of earnings to fixed charges	3.3	x	2.5	x

RISK FACTORS

        In considering whether to exchange your old notes for new notes, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 27, 2003 and incorporated by reference in this prospectus.

Risks Related to the Exchange Offer

Failure to Exchange the Notes—If you fail to exchange your old notes, the existing transfer restrictions will remain in effect and the market value of your old notes may be adversely affected because they may be more difficult to sell.

        If you do not exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes.

        The tender of old notes under the exchange offer will reduce the aggregate principal amount of the old notes. This may have an adverse effect upon, and increase the volatility of, the market price of any old notes that you continue to hold due to a reduction in liquidity.

Risks Related to Our Indebtedness and the Offering of the Notes

We have a substantial amount of outstanding indebtedness, which could impair our ability to operate our business and react to changes in our business, remain in compliance with debt covenants and make payments on our debt, including the notes.

        We have a significant amount of indebtedness. As of June 26, 2004, we had approximately $315.0 million of total indebtedness outstanding and our ratio of total debt to shareholders' equity was 1.17 x. In addition, we had up to $28.9 million of additional borrowing capacity under our new revolving credit facility. Our level of indebtedness could have important consequences to the holders of the notes, including:

  •
  our ability to satisfy our obligations under the notes or other debt could be affected and any failure to comply with the requirements, including financial and other restrictive covenants, of any of our debt agreements could result in an event of default under the indenture governing the notes and the agreements governing our other indebtedness;

  •
  a substantial portion of our cash flow from operations will be required to make interest and principal payments and will not be available for operations, working capital, capital expenditures, expansion, or general corporate and other purposes, including possible future acquisitions that we believe would be beneficial to our business;

  •
  our ability to obtain additional financing in the future may be impaired;

  •
  we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage;

  •
  our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

  •
  our degree of leverage may make us more vulnerable in the event of a downturn in our business, our industry or the economy in general.

        Any of these factors could have a material adverse effect on our business, financial condition, results of operations, cash flows and business prospects.

Despite our level of indebtedness, we will be able to incur more indebtedness, including in connection with acquisitions, which may intensify the risks associated with our substantial leverage, including risks to our ability to service our indebtedness.

        We and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the agreement governing our new senior credit facilities place restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important exceptions and qualifications, and the indebtedness incurred in compliance with these restrictions could be substantial. For example, the indenture governing the notes permits us to incur additional indebtedness under our new senior credit facilities. As of June 26, 2004, we would have been able to incur an additional $28.9 million under our new revolving credit facility. In addition, the indenture and the new senior credit agreement will not prevent us from incurring obligations that do not constitute indebtedness, as it is defined therein.

        Historically, we have funded a portion of most of our acquisitions by borrowing additional funds. For example, on April 16, 2004, we purchased all the shares of Newmark for approximately $106.3 million in cash, all of which was borrowed. Additionally, Newmark had interest bearing debt of approximately $10.9 million, which we discharged upon closing with borrowings under our existing revolver.

        To the extent we incur additional indebtedness or other obligations that do not constitute indebtedness under our applicable debt agreements, including in connection with future acquisitions, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. If we cannot generate the required cash, we may not be able to make necessary payments under the notes.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash from operations in the future. Our ability to do so is subject to, among other things, general economic, financial, competitive and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. If we cannot service our debt, we would be required to pursue alternative strategies, such as reducing or delaying investments and potential acquisitions, restructuring or refinancing our debt or seeking additional equity capital. We cannot assure you that any of these strategies could, if necessary, be affected on commercially reasonable terms, or at all, which could cause us to default on our obligations and impair our liquidity. In addition, the terms of our debt instruments, including the indenture governing the notes and the credit agreement governing our new senior credit facilities, may restrict us from adopting some or all of these alternatives. Because of these and other factors beyond our control, we may be unable to pay the principal, premium, if any, or interest on the notes.

        In addition, we have in the past used a portion of our cash flows to pay regular dividends to our shareholders, and the indenture that governs the notes will allow significant flexibility to pay regular dividends in the future. See "Description of Notes—Certain Covenants—Limitation on Restricted Payments" beginning on page 42.

Your right to receive payments on the notes is subordinated to our and our subsidiary guarantors' existing and future senior debt.

        The notes and the subsidiary guaranties will be subordinated in right of payment to all of our and our subsidiary guarantors' senior debt. As a result, upon any distribution to our creditors or the creditors of our subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiary guarantors (or our or their property), the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes or the guaranties. In these cases, we may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt and, due to the turnover provisions in the indenture, less, ratably, than the holders of unsubordinated obligations, including trade payables. In addition, all payments on the notes and the guaranties will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt, including borrowings under our new senior credit facilities. Moreover, holders of senior secured debt often are able to interfere with payments on subordinated debt, such as the notes, outside of payment blockage provisions by limiting the debtor's access to, and use of, its cash balances.

        As of June 26, 2004, the notes were subordinated to approximately $165.0 million of senior debt, and approximately $28.9 million of additional senior debt was available for borrowing under the revolving portion of our new senior credit facilities. See "Description of Notes—Ranking" beginning on page 32. We will be permitted to incur additional indebtedness, including senior debt, in the future under the terms of the indenture.

The notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of any of our subsidiaries that do not guarantee the notes, and to the indebtedness and other liabilities of any subsidiary guarantor whose guaranty of the notes is deemed to be unenforceable.

        The notes will only be guaranteed by those of our domestic subsidiaries that provide guaranties of our senior credit facilities. Our foreign subsidiaries will not be guaranteeing the notes, and will only be required to do so in the future under limited circumstances. In addition, for the reasons described below under "Applicable statutes allow courts, under specific circumstances, to void the notes and the subsidiary guaranties of the notes," the guaranties that are given by our subsidiaries may be unenforceable in whole or in part. The claims of creditors of any subsidiary that does not guarantee the notes or of any subsidiary whose guaranty of the notes is unenforceable will be required to be paid before the holders of the notes have a claim (if any) against those subsidiaries. Therefore, if there was a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of the notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors (including trade creditors and preferred stockholders) of such subsidiary.

        As of June 26, 2004, our non-guarantor subsidiaries had indebtedness and other liabilities (excluding liabilities owed to us and guaranties of the notes) of approximately $17.4 million and $74.5 million, respectively.

Restrictions in our debt agreements could limit our growth and our ability to respond to changing conditions.

        The indenture governing the notes contains a number of significant covenants. These covenants limit our ability, among other things, to:

  •
  incur or guarantee additional debt and issue certain types of preferred stock;

  •
  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated debt;

  •
  make investments;

  •
  sell assets;

  •
  engage in transactions with our affiliates;

  •
  create restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

  •
  consolidate, merge or transfer all or substantially all of our assets; and

  •
  transfer or issue shares of stock of subsidiaries.

        In addition, our new senior credit agreement contains other, more restrictive covenants, including financial maintenance covenants. For example, it requires us to maintain certain financial ratios including:

  •
  a minimum ratio of EBITDA to fixed charges of 1.5x;

  •
  a minimum ratio of EBITDA to interest expense of 2.5x;

  •
  a maximum ratio of total debt to EBITDA of 3.75x; and

  •
  a maximum ratio of senior debt to EBITDA of 2.5x.

        These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business, or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our new senior credit agreement and the indenture governing the notes impose on us.

        A breach of any of these covenants would result in a default under the applicable debt agreement. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and acceleration of, the debt outstanding under our other debt agreements. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See "Description of Notes—Defaults" beginning on page 51.

Applicable statutes allow courts, under specific circumstances, to void the notes and the subsidiary guaranties of the notes.

        Certain of our existing and future subsidiaries will guarantee our obligations under the notes. Our issuance of the notes and the issuance of the guaranties by the subsidiary guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of a subsidiary guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce the notes or a subsidiary's guaranty, or subordinate the notes or such guaranty to the existing and future indebtedness of the company or of the applicable guarantor. While the relevant laws may vary from state to state, a court might do so if it found that when we issued the notes or when a subsidiary entered into its guaranty or, in some states, when payments became due under the notes or such guaranty, the company or such subsidiary received less than reasonably equivalent value or fair consideration and either:

  •
  was or was rendered insolvent;

  •
  was left with inadequate capital to conduct its business; or

  •
  believed or reasonably should have believed that it would incur debts beyond its ability to pay.

        The court might also void the notes or a guaranty, without regard to the above factors, if the court found that we issued the notes or a subsidiary entered into its guaranty with actual intent to hinder, delay or defraud its creditors.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guaranty if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the notes or a guaranty, you would no longer have a claim against us or the applicable guarantor, as the case may be. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the subsidiary guarantor, as the case may be.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        Each subsidiary guaranty contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guaranty to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guaranties from being voided under fraudulent transfer law, or may reduce the subsidiary's obligation to an amount that effectively makes the guaranty worthless.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

        Upon the occurrence of a "change of control," as defined in the indenture, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest. Our failure to purchase the notes would be a default under the indenture, which would in turn be a default under our new senior credit facilities. In addition, certain change of control events will constitute an event of default under our new senior credit facilities. A default under our new senior credit facilities would result in an event of default under the indenture if the lenders accelerate the debt under our new senior credit facilities.

        If a change of control occurs, we may not have enough assets to satisfy all obligations under our new senior credit facilities and the notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under our new senior credit facilities or obtain a waiver from the lenders. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

There is no established trading market for the new notes, and you may not be able to sell them quickly or at the price that you paid.

        The new notes are a new issue of securities for which there is no established trading market. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. Each initial purchaser of the old notes has advised us that they intend to make a market in the new notes, but no initial purchaser is obligated to do so. The initial purchasers may discontinue any market making in the new notes at any time in their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the new notes.

        We cannot assure you that you will be able to sell your new notes at a particular time, or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the new notes. Future trading prices of the new notes will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  our ability to complete the offer to exchange the old notes for the new notes;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the new notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

PRIVATE PLACEMENT

        We issued $150.0 million principal amount of the old notes on May 4, 2004 to the initial purchasers of those notes and received net proceeds of $147.0 million. The old notes were issued to the initial purchasers in transactions exempt from or not subject to registration under the Securities Act. The initial purchasers then offered and resold the old notes to qualified institutional buyers and non-U.S. persons at a price equal to 100% of the principal amount thereof. We used the net proceeds from the offering of old notes to repay the bridge loan incurred to finance the Acquisition, to repay borrowings under our old revolving credit facility, to prepay outstanding promissory notes, including a prepayment premium and accrued and unpaid interest thereon, and to pay fees and expenses related to the Transactions.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of old notes. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth ratios of earnings to fixed charges for each of the periods indicated, calculated pursuant to SEC rules:

	Year Ended					Twenty-Six Weeks Ended
	Dec. 25, 1999	Dec. 30, 2000	Dec. 29, 2001	Dec. 28, 2002	Dec. 27, 2003	June 28, 2003	June 26, 2004
Ratio of earnings to fixed charges*	4.9x	3.4x	3.3x	4.9x	4.5x	4.5x	2.8x

*
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of capitalized financing costs and that portion of rental expense that we believe to be representative of interest.

THE EXCHANGE OFFER

Exchange Terms

        The old notes were sold to the initial purchasers on May 4, 2004 pursuant to a purchase agreement. The initial purchaser subsequently sold the private notes to qualified institutional buyers, as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to persons in offshore transactions in reliance on Regulation S under the Securities Act.

        As a condition to the initial sale of the old notes we entered into a registration rights agreement with the initial purchasers. Pursuant to the registration rights agreement, we must:

  •
  file with the SEC on or before August 2, 2004, a registration statement under the Securities Act with respect to the new notes; and

  •
  use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before November 1, 2004.

        We have agreed to issue and exchange the new notes for all old notes properly surrendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

        Old notes in an aggregate principal amount of $150.0 million are currently issued and outstanding. The maximum aggregate principal amount of new notes that will be issued in exchange for old notes is $150.0 million. The terms of the new notes and the old notes are substantially the same in all material respects, except that the new notes will be freely transferable by the holders except as provided in this prospectus. See "Description of Notes" beginning on page 29.

        The new notes bear interest at a rate of 6 7/8% per year, payable semiannually in arrears on May 1 and November 1, commencing on May 1, 2005. Holders of new notes will receive interest from the date of the original issuance of the old notes or from the date of the last payment of interest on the old notes, whichever is later. Holders of new notes will not receive any interest on old notes tendered and accepted for exchange.

        In order to exchange your old notes for transferable new notes in the exchange offer, you will be required to make the following representations, among others, which are included in the letter of transmittal:

  •
  the new notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

  •
  you are not engaging in and do not intend to engage in the distribution of the new notes to be acquired by you in the exchange offer;

  •
  you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer; and

  •
  you are not our affiliate, as that term is defined in Rule 405 under the Securities Act, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered in the exchange offer, and the exchange agent will deliver the new notes promptly after the expiration date of the exchange offer.

        If you tender your old notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "—Transfer Taxes" on page 27.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" on page 80 for more details regarding the transfer of new notes.

        We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your existing old notes into this exchange offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into this exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires at 5:00 p.m., Eastern time, on November 29, 2004 (the "expiration date"), unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

        In order to extend the exchange offer, we will:

  •
  notify the exchange agent of any extension by oral or written notice; and

  •
  issue a press release or other public announcement that will include disclosure of the approximate number of old notes deposited; such press release or announcement would be issued prior to 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

        We expressly reserve the right, so long as applicable law allows:

  •
  to delay our acceptance of old notes for exchange;

  •
  to terminate the exchange offer if any of the conditions set forth under "—Conditions of the Exchange Offer" on page 27 exist;

  •
  to waive any condition to the exchange offer;

  •
  to amend any of the terms of the exchange offer; and

  •
  to extend the expiration date and retain all old notes tendered in the exchange offer, subject to your right to withdraw your tendered old notes as described under "—Withdrawal of Tenders" beginning on page 26.

        Any waiver or amendment to the exchange offer will apply to all old notes tendered, regardless of when or in what order the old notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

        We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

        In the event we terminate the exchange offer, all old notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offer is withdrawn or otherwise not completed, new notes will not be given to holders of old notes who have validly tendered their old notes.

Resale of New Notes

        Based on interpretations of the SEC staff set forth in no action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to below, we believe that new notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  the new notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

  •
  you are not engaging in and do not intend to engage in the distribution of the new notes to be issued to you in the exchange offer; and

  •
  you have no arrangement or understanding with any person to participate in the distribution of the new notes to be issued to you in the exchange offer.

        However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

        If you tender old notes in the exchange offer with the intention of participating in any manner in the distribution of the new notes:

  •
  you cannot rely on those interpretations by the SEC staff; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Securities Act.

        Only broker-dealers that acquired the old notes for their own account as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" on page 80 for more details regarding the transfer of new notes.

Acceptance of Old Notes for Exchange

        We will accept for exchange old notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, after the later of: (1) the expiration date of the exchange offer; and (2) the satisfaction or waiver of the conditions specified below under "—Conditions of the Exchange Offer." We will not accept old notes for exchange subsequent to the expiration date of the exchange offer. Tenders of old notes will be accepted only in minimum denominations equal to $1,000 or integral multiples of $1,000 in excess thereof.

        We expressly reserve the right, in our sole discretion, to:

  •
  delay acceptance for exchange of old notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer; or

  •
  terminate the exchange offer and not accept for exchange any old notes not theretofore accepted for exchange, if any of the conditions set forth below under "—Conditions of the Exchange Offer" on page 27 have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law. In all cases, new notes will be issued only after timely receipt by the exchange agent of certificates representing old notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old notes, or defectively tendered old notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the new notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the new notes and transmitting them to the holders. The exchange agent will deliver the new notes to holders of old notes accepted for exchange after the exchange agent receives the new notes.

        If, for any reason, we delay acceptance for exchange of validly tendered old notes or we are unable to accept for exchange validly tendered old notes, then the exchange agent may, nevertheless, on our behalf, retain tendered old notes, without prejudice to our rights described under "—Expiration Date; Extensions; Termination; Amendments" beginning on page 21, "—Conditions of the Exchange Offer" on page 27 and "—Withdrawal of Tenders" beginning on page 26, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer. If any tendered old notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more old notes than those that are tendered, certificates evidencing old notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC under the procedure set forth below under "—Procedures for Tendering Old Notes—Book-Entry Transfer," such old notes will be credited to the account maintained at DTC from which such old notes were delivered, unless otherwise requested by such holder under special delivery instructions in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

        Tendering holders of old notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their old notes other than as described in "—Transfer Taxes" on page 27 or in the instructions to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

Procedures for Tendering Old Notes

        Tender of Old Notes Held Through DTC.    The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

        If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

  •
  a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

  •
  a computer-generated message transmitted by means of DTC's automated tender offer program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

        In addition, in order to deliver old notes held in the form of book-entry interests:

  •
  a timely confirmation of book-entry transfer of the notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "—Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Tender of Old Notes Held in Certificated Form.    No certificated notes were issued and outstanding as of the date of this prospectus; however, a holder of book-entry interests in the old notes is entitled to receive, in limited circumstances, in exchange for such holder's book-entry interests, certificated notes which are in equal principal amounts to such holder's book-entry interests. See "Description of Notes—Exchange of Global Notes for Certificated Notes" beginning on page 36. For any such holder to validly tender old notes held in certificated form:

  •
  the exchange agent must receive at the applicable address set forth on the cover page of the letter of transmittal a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

  •
  the exchange agent must receive certificates for tendered old notes at such address, or such old notes must be transferred pursuant to the procedures for book-entry transfer described above. A holder who desires to tender old notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        Special Procedures for Beneficial Owners.    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes should contact such registered holder promptly and instruct such registered holder to tender old notes on such beneficial owner's behalf.

Letters of transmittal and old notes and all other required documents should be sent only to the exchange agent, and not to us or to DTC.

        The method of delivery of old notes, letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holder tendering old notes. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent tenders of old notes will be accepted.

        Signature Guarantee.    Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

  •
  the letter of transmittal is signed by the registered holder of the old notes tendered therewith, or by a participant of DTC whose name appears on a security position listing it as the owner of those old notes, or if any old notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant of DTC, any old notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at DTC, and neither the special issuance instructions nor the special delivery instructions box on the letter of transmittal has been completed; or

  •
  the old notes are tendered for the account of an eligible institution.

        An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion program or the Stock Exchange Medallion program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

        Book-Entry Transfer.    The exchange agent will seek to establish a new account or utilize an existing account with respect to the old notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant of DTC and whose name appears on a security position listing it as the owner of the old notes may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, must be received by the exchange agent at the address set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

        Guaranteed Delivery.    If you wish to tender your old notes and:

  (1)
  certificates representing your old notes are not lost but are not immediately available;

  (2)
  time will not permit your letter of transmittal, certificates representing your old notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer; or

  (3)
  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following are complied with:

  •
  your tender is made by or through an eligible institution; and

  •
  on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

  (a)
  set forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

  (b)
  state that the tender is being made thereby;

  (c)
  guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the old notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

      (d)
      the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all old notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

        Other Matters.    New notes will be issued in exchange for old notes accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for (or a timely book-entry confirmation with respect to) your old notes;

  •
  a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  •
  any other documents required by the letter of transmittal.

        We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of old notes. Our determination will be final and binding on all parties. Alternatively, conditional or contingent tenders of old notes will not be considered. We reserve the absolute right to reject any or all tenders of old notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of old notes must be cured within the time we determine, unless waived by us. We will not consider the tender of old notes to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders for failure to give any such notice.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" on page 80 for more details regarding the transfer of new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at the address set forth below under "—Exchange Agent" on page 28; or

  •
  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn; and

  •
  identify the old notes to be withdrawn, including the principal amount of the old notes.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "—Procedures for Tendering Old Notes" beginning on page 23 at any time on or prior to the expiration date.

Conditions of the Exchange Offer

        We may terminate, waive any conditions to or amend the exchange offer or, subject to Rule 14e-1 under the Exchange Act which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer, postpone the acceptance for exchange of old notes so tendered if, on or prior to the expiration date of the exchange offer, we determine that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC or that any litigation has been instituted or threatened that would impair our ability to proceed with the exchange offer. We reserve the right to waive any defects, irregularities or conditions of surrender as to particular old notes.

Transfer Taxes

        We will pay all transfer taxes applicable to the transfer and exchange of old notes pursuant to the exchange offer. If, however:

  •
  delivery of the new notes and/or certificates for old notes for principal amounts not exchanged, are to be made to any person other than the record holder of the old notes tendered;

  •
  tendered certificates for old notes are recorded in the name of any person other than the person signing any letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the transfer and exchange of old notes to us or our order,

the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the new notes.

Consequences of Failing to Exchange

        If you do not exchange your old notes for new notes in the exchange offer, you will remain subject to the restrictions on transfer of the old notes:

  •
  as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise set forth in the offering circular distributed in connection with the private offering of the old notes.

        In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the new notes.

Exchange Agent

        Wells Fargo Bank, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attention: Reorg.	By Overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attention: Reorg.	By Hand Delivery: Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building, 12th Floor Minneapolis, MN 55402 Attention: Reorg.
or
Facsimile: (612) 667-6282 Telephone: (612) 667-9764

DESCRIPTION OF NOTES

        Valmont Industries, Inc. will issue the new notes under an Indenture (the "Indenture") dated May 4, 2004 among itself, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        Certain terms used in this description are defined under the subheading "—Certain Definitions". In this description, the word "Company" refers only to Valmont Industries, Inc. and not to any of its subsidiaries.

        The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the new notes. A copy of the Indenture is contained in our Quarterly Report on Form 10-Q for the quarter ended March 27, 2004 and incorporated by reference in this prospectus.

        Except as otherwise indicated below, the following summary applies to both the new notes and the old notes. As used herein, the term "notes" means both the new notes and the old notes, unless otherwise indicated.

        The form and term of the new notes will be identical in all material respects to the form and term of the old notes, except that the new notes will be registered under the Securities Act, and therefore the new notes will not be subject to certain transfer restrictions and will not be entitled to registration rights.

Brief Description of the Notes

        The notes:

  •
  are unsecured senior subordinated obligations of the Company;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

  •
  are senior in right of payment to any future Subordinated Obligations of the Company;

  •
  are guaranteed by each Subsidiary Guarantor on an unsecured senior subordinated basis; and

  •
  are effectively subordinated in right of payment to all liabilities of our Subsidiaries that do not Guarantee the notes.

Principal, Maturity and Interest

        The Company will exchange the old notes, which have an aggregate principal amount of $150.0 million, for the new notes. The Company will issue the new notes in denominations of $1,000 and any integral multiple of $1,000. The new notes will mature on May 1, 2014. Subject to our compliance with the covenant described under the subheading "—Certain Covenants—Limitation on Indebtedness", we are entitled to, without the consent of the Holders, issue more notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the notes being offered hereby in an unlimited additional aggregate principal amount (the "Additional Notes"), provided that the Additional Notes are fungible with the notes for U.S. Federal income tax purposes. The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of Notes", references to the notes include any Additional Notes actually issued.

        Interest on the notes will accrue at the rate of 6 7/8% per annum and will be payable semiannually in arrears on May 1 and November 1, commencing on May 1, 2005. We will make each interest payment to the Holders of record of the notes on the immediately preceding April 15 and October 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

        Interest on the notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement. See "Registration Rights" on page 73.

Optional Redemption

        Except as set forth below, we will not be entitled to redeem the notes at our option prior to May 1, 2009.

        On and after May 1, 2009, we will be entitled at our option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period	Redemption Price
2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

        Prior to May 1, 2007, we will be entitled at our option on one or more occasions to redeem notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that

  (1)
  at least 65% of such aggregate principal amount of notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than notes held, directly or indirectly, by the Company or its Affiliates); and

  (2)
  each such redemption occurs within 60 days after the date of the related Public Equity Offering.

Selection and Notice of Redemption

        If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis to the extent practicable.

        We will redeem notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions "Change of Control" and "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock". We may at any time and from time to time purchase notes in the open market or otherwise.

Guaranties

        The Subsidiary Guarantors will jointly and severally Guarantee, on an unsecured senior subordinated basis, our obligations under the notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Applicable statutes allow courts, under specific circumstances, to void the notes and the subsidiary guaranties of the notes" beginning on page 16.

        Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

        If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors—Applicable statutes allow courts, under specific circumstances, to void the notes and the subsidiary guaranties of the notes" beginning on page 16.

        Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "Certain Covenants—Merger and Consolidation" and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that, in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

  (1)
  the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; or

  (2)
  the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

        The Subsidiary Guaranty of a Subsidiary Guarantor also will be released:

  (1)
  upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

  (2)
  at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under "—Certain Covenants—Future Guarantors"; or

  (3)
  if we exercise our legal defeasance option or our covenant defeasance option as described under "—Defeasance" or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Ranking

Senior Indebtedness versus Notes

        The payment of the principal of, premium, if any, and interest on the notes and the payment of any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company and such Subsidiary Guarantor under the Credit Agreement.

        As of June 26, 2004:

  (1)
  the Company's Senior Indebtedness was approximately $147.5 million, including $22.4 million of secured indebtedness; and

  (2)
  the Senior Indebtedness of the Subsidiary Guarantors was approximately $0.1 million. Substantially all of the Senior Indebtedness of the Subsidiary Guarantors consists of their respective guaranties of Senior Indebtedness of the Company under the Credit Agreement.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain Covenants—Limitation on Indebtedness" beginning on page 40.

Liabilities of Subsidiaries versus Notes

        A substantial portion of our operations are conducted through our Subsidiaries. Some of our Subsidiaries are not Guaranteeing the notes and, as described above under "Guarantees", Subsidiary Guaranties may be released under certain circumstances. In addition, our future Subsidiaries may not be required to Guarantee the notes. Claims of creditors of any non-guarantor Subsidiaries, including trade creditors and holders of indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders of the notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

        At June 26, 2004, the indebtedness of our Subsidiaries (other than the Subsidiary Guarantors) was approximately $17.4 million (excluding intercompany indebtedness of $1.9 million) and their other liabilities were approximately $74.5 million. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "—Certain Covenants—Limitation on Indebtedness" beginning on page 40.

Other Senior Subordinated Indebtedness versus Notes

        Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The notes and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

        We and the Subsidiary Guarantors agreed in the Indenture that we and they will not Incur any Indebtedness that is subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable. The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Notes

        We are not permitted to pay principal of, premium, if any, or interest on the notes or make any deposit pursuant to the provisions described under "—Defeasance" below and may not purchase, redeem or otherwise retire any notes (collectively, "pay the notes") if either of the following occurs (a "Payment Default"):

  (1)
  any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

  (2)
  any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

  (1)
  by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

  (2)
  because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

  (3)
  because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the notes after the end of such Payment Blockage Period. The notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

  (1)
  the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the notes are entitled to receive any payment;

  (2)
  until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders of the notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of notes may receive certain Capital Stock and subordinated debt obligations; and

  (3)
  if a distribution is made to Holders of the notes that, due to the subordination provisions, should not have been made to them, such Holders of the notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Company to pay interest or principal with respect to the notes when due by their terms. If payment of the notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration.

        A Subsidiary Guarantor's obligations under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Holders of the notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "Defeasance".

Book-Entry, Delivery and Form

        The notes initially will be represented by one or more global notes in registered, book-entry form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes" beginning on page 36. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of the new notes in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

  (2)
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address.

Change of Control

        Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  (1)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

  (2)
  individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

  (3)
  the adoption of a plan relating to the liquidation or dissolution of the Company; or

  (4)
  the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and a Subsidiary of the transferor of such assets.

        Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

  (1)
  that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

  (3)
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenant described under "—Certain Covenants—Limitation on Indebtedness". Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

        The Credit Agreement prohibits us from purchasing any notes prior to May 2009, and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event that at the time of such Change of Control the terms of any Senior Indebtedness of the Company (including the Credit Agreement) restrict or prohibit the purchase of notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we will undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time, would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

        Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Company to make an offer to repurchase the notes as described above.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Certain Covenants

        The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.

        (b)   Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

  (1)
  Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to the Credit Agreement; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $225.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" and (B) the sum of (i) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;

  (2)
  Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

  (3)
  the old notes and the new notes (other than any Additional Notes);

  (4)
  Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

  (5)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

  (6)
  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

  (7)
  Hedging Obligations consisting of (A) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries

    pursuant to the Indenture, (B) Currency Agreements entered into in the ordinary course of business for the purpose of mitigating the risk to the Company or its Subsidiaries of currency fluctuations and not for speculative purposes and (C) Commodity Price Protection Agreements entered into in the ordinary course of business for the purpose of mitigating the risk to the Company or its Subsidiaries of commodity price fluctuations and not for speculative purposes;

  (8)
  obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (10)
  Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or (4) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4);

  (11)
  Indebtedness (including Capital Lease Obligations and Attributable Debt in respect of Sale/Leaseback Transactions) Incurred by the Company or any of its Restricted Subsidiaries in the ordinary course of business to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 90 days of such purchase, lease, construction or improvement, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (11) and outstanding on the date of such Incurrence, does not exceed the greater of (A) $25.0 million and (B) 5% of the consolidated total tangible assets of the Company and the Restricted Subsidiaries as of the end of the most recent fiscal quarter prior to such Incurrence for which internal financial statements are available;

  (12)
  Indebtedness Incurred by Foreign Subsidiaries which, when taken together with all other Indebtedness Incurred pursuant to this clause (12) and outstanding on the date of such Incurrence, does not exceed the greater of (A) $25.0 million and (B) 10% of the combined total tangible assets of the Foreign Subsidiaries as of the end of the most recent fiscal quarter prior to such Incurrence for which internal financial statements are available; and

  (13)
  Indebtedness of the Company or of any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)) does not exceed $15.0 million.

        (c)   Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

        (d)   For purposes of determining compliance with this covenant:

  (1)
  any Indebtedness Incurred under the Credit Agreement on the Issue Date will be treated as Incurred under clause (1) of paragraph (b) above;

  (2)
  in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

  (3)
  the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

        (e)   Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the notes or the relevant Subsidiary Guaranty, as applicable) for so long as such Secured Indebtedness is secured by a Lien.

        (f)    For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

        (a)   The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing (or would result therefrom);

  (2)
  the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness"; or

  (3)
  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

  (A)
  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

    (B)
    100% of the aggregate Net Cash Proceeds and Net Fair Market Value of Marketable Securities received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution or capital contribution to the extent consisting of Marketable Securities received by the Company from its shareholders subsequent to the Issue Date; plus

    (C)
    the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

    (D)
    an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

        (b)   The preceding provisions will not prohibit:

  (1)
  any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

  (3)
  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

  (4)
  so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

  (5)
  the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under "—Limitation on Indebtedness"; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

  (6)
  repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

  (7)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

  (8)
  in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the notes as a result of such Change of Control and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

  (9)
  payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under "—Limitation on Indebtedness"; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

  (10)
  Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (10), does not exceed $40.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such payments shall be excluded in the calculation of the amount of Restricted Payments; or

  (11)
  so long as no Default has occurred and is continuing, the declaration and payment of dividends on the Capital Stock of the Company; provided, however, that the aggregate amount of such dividends made pursuant to this clause (11) in any calendar year shall not exceed the sum of (A) $10.0 million and (B) the amount of dividends permitted but not made pursuant to this clause (11) in prior calendar years; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

  (1)
  with respect to clauses (a), (b) and (c),

  (A)
  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement entered into on the Issue Date;

  (B)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

  (C)
  any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

  (D)
  any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

  (E)
  any encumbrance or restriction contained in the terms of any Indebtedness of the type described in clause (b)(11) or (b)(12) of the covenant described under "—Limitation on Indebtedness" (provided that such Indebtedness is Incurred in compliance with such covenant) or any agreement pursuant to which such Indebtedness was Incurred if

      (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the notes and any other Indebtedness that is an obligation of the Company and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings or agreements (as determined by the Company in good faith); and

  (2)
  with respect to clause (c) only,

  (A)
  any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

  (B)
  any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

  (C)
  any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (D)
  any encumbrance or restriction contained in customary provisions in joint venture agreements entered into in the ordinary course of business with respect to the disposition or distribution of assets or property of the applicable joint venture or that restrict the transfer of interests in such joint venture; and

  (E)
  customary restrictions imposed on the transfer of, or licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into in the ordinary course of business.

Limitation on Sales of Assets and Subsidiary Stock

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

  (A)
  to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

    (B)
    to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

    (C)
    to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $15.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

        For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

  (1)
  the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

  (2)
  securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

        (b)   In the event of an Asset Disposition that requires the purchase of notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase notes tendered pursuant to an offer by the Company for the notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $15.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

        (c)   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

  (2)
  if such Affiliate Transaction involves an amount in excess of $15.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

  (3)
  if such Affiliate Transaction involves an amount in excess of $35.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

        (b)   The provisions of the preceding paragraph (a) will not prohibit:

  (1)
  any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of) the covenant described under "—Limitation on Restricted Payments";

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

  (3)
  loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

  (4)
  the payment of reasonable fees in cash or equity to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

  (5)
  any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; and

  (6)
  the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

Limitation on Line of Business

        The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

        The Company

  (1)
  will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

  (2)
  will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

    (A)
    immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

    (B)
    immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "—Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

        For purposes of this covenant, the creation of a Lien on any Capital Stock of a Restricted Subsidiary to secure Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a violation of this covenant; provided, however, that any sale or other disposition by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

  (2)
  immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

  (3)
  immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness";

  (4)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

  (5)
  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

        The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or another Subsidiary Guarantor) unless:

  (1)
  except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

  (2)
  immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

  (3)
  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

        The Company will cause each domestic Restricted Subsidiary that Incurs or Guarantees any Bank Indebtedness to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty

Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture.

SEC Reports

        Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (subject to the next sentence) and provide the Trustee and Noteholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, the Company will furnish to the Holders of the notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any notes are not freely transferable under the Securities Act.

Defaults

        Each of the following is an Event of Default:

  (1)
  a default in the payment of interest on the notes when due, continued for 30 days;

  (2)
  a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

  (3)
  the failure by the Company to comply with its obligations under "—Certain Covenants—Merger and Consolidation" above;

  (4)
  the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase notes) or under "—Certain Covenants" under "—Limitation on Indebtedness", "—Limitation on Restricted Payments", "—Limitation on Restrictions on Distributions from Restricted Subsidiaries", "—Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase notes), "—Limitation on Affiliate Transactions", "—Limitation on Line of Business", "—Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries", "—Future Guarantors", or "—SEC Reports";

  (5)
  the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

  (6)
  Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision");

  (7)
  certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

  (8)
  any judgment or decree for the payment of money in an amount (net of the amount of any surety bonds in respect of such judgment or decree and any insurance proceeds available to the obligor in respect of such judgment or decree from insurance carriers who in the reasonable judgment of the Board of Directors are creditworthy and who have not disclaimed their liability with respect thereto) in excess of $10.0 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

  (9)
  a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

  (1)
  such Holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

  (3)
  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability.

        If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the Holders of the notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:

  (1)
  reduce the amount of notes whose Holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any note;

  (3)
  reduce the principal of or change the Stated Maturity of any note;

  (4)
  change the provisions applicable to the redemption of any note as described under "—Optional Redemption" above;

  (5)
  make any note payable in money other than that stated in the note;

  (6)
  impair the right of any Holder of the notes to receive payment of principal of and interest on such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;

  (7)
  make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

  (8)
  make any change in the ranking or priority of any note that would adversely affect the Noteholders; or

  (9)
  make any change in, or release other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders.

        Notwithstanding the preceding, without the consent of any Holder of the notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture:

  (1)
  to cure any ambiguity, omission, defect or inconsistency;

  (2)
  to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

  (3)
  to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  to add Guarantees with respect to the notes, including any Subsidiary Guaranties, or to secure the notes;

  (5)
  to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

  (6)
  to make any change that does not adversely affect the rights of any Holder of the notes;

  (7)
  to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  (8)
  to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes; provided, however, that (a) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer notes.

        However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

        The consent of the Holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, we are required to mail to Holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

        Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

        The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

        When (1) we deliver to the Trustee all outstanding notes for cancellation or (2) all outstanding notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such redemption date, and if in any case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

        At any time, we may terminate all our obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

        In addition, at any time we may terminate our obligations under "Change of Control" and under the covenants described under "Certain Covenants" (other than the covenant described under "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clause (3) of the first paragraph under "Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "Certain Covenants—Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

        In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

Concerning the Trustee

        Wells Fargo Bank, N.A. is the Trustee under the Indenture. We have appointed Wells Fargo Bank, N.A. as Registrar and Paying Agent with regard to the notes.

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Additional Assets" means:

  (1)
  any property, plant or equipment used in a Related Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an "Affiliate" of the Company or any of its Restricted Subsidiaries solely as a result of a director of the Company also serving as a director or executive officer of such Person. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments", "—Certain Covenants—Limitation on Affiliate Transactions" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted

Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

  (1)
  any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

  (2)
  all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (3)
  any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

    (A)
    a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

    (B)
    for purposes of the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and (ii) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "—Certain Covenants—Merger and Consolidation";

    (C)
    a disposition of assets with a fair market value of less than $1.0 million;

    (D)
    a disposition of cash or Temporary Cash Investments;

    (E)
    the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); and

    (F)
    a disposition of obsolete or damaged equipment or property.

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

        "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

  (1)
  the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

  (2)
  the sum of all such payments.

        "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Price Protection Agreement" means, with respect to any Person, any forward contract, commodity swap, commodity option or other similar agreement or arrangement entered into with respect to fluctuations in commodity prices.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

  (2)
  if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (4)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro formaeffect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (5)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

        If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

  (1)
  interest expense attributable to Capital Lease Obligations;

  (2)
  amortization of debt discount and debt issuance cost;

  (3)
  capitalized interest;

  (4)
  non-cash interest expense;

  (5)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (6)
  net payments pursuant to Hedging Obligations;

  (7)
  dividends accrued in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

  (8)
  interest incurred in connection with Investments in discontinued operations;

  (9)
  interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

  (10)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

  (1)
  any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

  (A)
  subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

  (B)
  the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

  (2)
  any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

  (3)
  any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (A)
  subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

  (B)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (4)
  any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (5)
  extraordinary gains or losses; and

  (6)
  the cumulative effect of a change in accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted

Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

        "Credit Agreement" means the Credit Agreement dated May 4, 2004 by and among the Company, certain of its Subsidiaries, the lenders referred to therein, The Bank of New York, as Administrative Agent, and Wachovia Capital Markets LLC, as Syndication Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Indebtedness", with respect to a Person means:

  (1)
  the Bank Indebtedness; and

  (2)
  any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

  (3)
  is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if:

  (1)
  the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "Certain Covenants—Change of Control"; and

  (2)
  any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "EBITDA" for any period means the sum of Consolidated Net Income, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

  (1)
  all income tax expense of the Company and its consolidated Restricted Subsidiaries;

  (2)
  Consolidated Interest Expense;

  (3)
  depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

  (4)
  all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

  (5)
  any fees, charges or other expenses made or incurred in connection with the Transactions, in an aggregate amount not to exceed $5.0 million; and

  (6)
  any non-cash expenses attributable to grants or exercises of employee stock options or equity compensation arrangements;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

  (1)
  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

  (2)
  statements and pronouncements of the Financial Accounting Standards Board;

  (3)
  such other statements by such other entity as approved by a significant segment of the accounting profession; and

  (4)
  the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the notes on the terms provided for in the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement.

        "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "—Certain Covenants—Limitation on Indebtedness":

  (1)
  amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

  (2)
  the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

  (3)
  the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

  (2)
  all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

  (3)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (4)
  all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

  (5)
  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

  (7)
  all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

  (8)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

        "Initial Purchasers" means Credit Suisse First Boston LLC, BNY Capital Markets, Inc., Wachovia Capital Markets LLC and Banc of America Securities LLC.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

  (1)
  "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "Issue Date" means May 4, 2004.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Marketable Securities" means (i) publicly traded equity securities that are listed for trading on a national securities exchange or are quoted on the Nasdaq National Market and publicly traded debt securities that are rated in one of the three highest rating categories by either Standard & Poor's or Moody's and (ii) any securities that are Temporary Cash Investments.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

  (1)
  all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

  (4)
  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

  (5)
  any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Net Fair Market Value," with respect to Marketable Securities received by the Company in respect of the issuance or sale of its Capital Stock, means the value of such Marketable Securities that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

        "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Holders" means Robert B. Daugherty and (1) entities controlled by Robert B. Daugherty, (2) charitable foundations established by Robert B. Daugherty, (3) trusts for the benefit of Robert B. Daugherty and/or his family members and (4) the estate and heirs of Robert B. Daugherty. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Temporary Cash Investments;

  (4)
  receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

  (7)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

  (8)
  any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" or (B) a disposition of assets not constituting an Asset Disposition;

  (9)
  any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (10)
  any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

  (11)
  any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (12)
  any Person to the extent such Investments existed on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); and

  (13)
  Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed $15.0 million.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

        "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

  (1)
  such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

  (2)
  such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

  (3)
  such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

  (4)
  if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means the Registration Rights Agreement dated April 29, 2004, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

        "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business as determined by the Board of Directors in good faith.

        "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

        "Restricted Payment" with respect to any Person means:

  (1)
  the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

  (2)
  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

  (3)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

  (4)
  the making of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor, as applicable, secured by a Lien.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Senior Indebtedness" means with respect to any Person:

  (1)
  Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

  (2)
  all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

  (1)
  any obligation of such Person to the Company or any Subsidiary;

  (2)
  except for purposes of clause (e)(2) of the covenant described under "Certain Covenants—Limitation on Indebtedness", any liability for Federal, state, local or other taxes owed or owing by such Person;

  (3)
  except for purposes of clause (e)(2) of the covenant described under "Certain Covenants—Limitation on Indebtedness", any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

  (4)
  any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

  (5)
  that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

        "Senior Subordinated Indebtedness" means, with respect to a Person, the notes (in the case of the Company), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passuwith the notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of the Indenture.

        "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the notes.

        "Temporary Cash Investments" means any of the following:

  (1)
  any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

  (2)
  investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

  (4)
  investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard & Poor's;

  (5)
  investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's; and

  (6)
  investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Transactions" means (A) the acquisition by the Company of Newmark International, Inc. and Pfleiderer Leasing USA, Inc. and the Incurrence of Indebtedness in connection with the financing thereof, (B) the entrance into the credit agreement, dated May 4, 2004, by and among the Company and The Bank of New York, as Administrative Agent, and Wachovia Capital Markets LLC, as Syndication Agent, (C) the issuance of the notes and (D) the use of proceeds of the notes and borrowings under such credit agreement as described in our Quarterly Report on Form 10-Q for the Quarter ended March 27, 2004 and incorporated by reference in this prospectus.

        "Trustee" means Wells Fargo Bank, N.A. until a successor replaces it and, thereafter, means the successor.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments".

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

        Except as described under "Certain Covenants—Limitation on Indebtedness", whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

REGISTRATION RIGHTS

        In connection with the offering of the old notes, we entered into a registration rights agreement with the initial purchasers. Pursuant to this registration rights agreement we are obligated to file a registration statement, which we refer to in this prospectus as the "exchange offer registration statement" with the SEC with respect to a registered offer, which we refer to in this prospectus as the "exchange offer," to exchange the old notes for new notes having terms substantially identical in all material respects to the old notes (except that the new notes will not contain terms with respect to transfer restrictions) and, as soon as practicable after the effectiveness of the exchange offer registration statement, offer to exchange the old notes for new notes. This prospectus forms a part of that exchange offer registration statement.

        For each old note tendered to us pursuant to the exchange offer, we will issue to the holder of such old note a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or, if no interest has been paid on such old note, from the date of its original issue.

        Under existing SEC interpretations, the new notes will be freely transferable by holders (other than the broker-dealers referred to below and our affiliates) after the exchange offer without further registration under the Securities Act if the holder of the new notes represents to us in the exchange offer that it is acquiring the new notes in the ordinary course of its business, it has no arrangement or understanding with any person to participate in the distribution of the new notes, and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided, however, that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the exchange offer registration statement.

        Under the registration rights agreement, we are required to allow broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such new notes for 180 days following the effective date of the exchange offer registration statement (or such shorter period during which broker-dealers are required by law to deliver such prospectus).

        A holder of old notes (other than certain specified holders) who wishes to exchange such notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our affiliate, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        In the event that:

  (1)
  applicable interpretations of the staff of the SEC do not permit us to effect an exchange offer; or

  (2)
  for any other reason we do not consummate the exchange offer within 210 days of completion of the private offering of the old notes; or

  (3)
  an initial purchaser shall notify us following consummation of the exchange offer that old notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

  (4)
  certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the new notes acquired by them in the exchange offer to the public without delivering a prospectus, then, we will, subject to certain exceptions:

  (1)
  promptly file a "shelf registration statement" with the SEC covering resales of the old notes or the new notes, as the case may be;

  (2)
  (A) in the case of clause (1) above, use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 180th day after completion of the private offering of the old notes and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 60th day after the date on which the shelf registration statement is required to be filed; and

  (3)
  keep the shelf registration statement effective until the earliest of (A) the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from completion of the private offering of the old notes and (C) the date on which all notes registered thereunder are disposed of in accordance therewith.

        We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations). Any holder who is identified as a selling security holder in the shelf registration statement and who is a registered broker-dealer or affiliated with a registered broker-dealer may be required to be identified in the related prospectus as an underwriter with respect to the notes.

        We may require each holder requesting to be named as a selling security holder to furnish to us such information regarding the holder and the distribution of the notes by the holder as we may from time to time reasonably require for the inclusion of the holder in the shelf registration statement, including requiring the holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any holder as a selling security holder that fails to provide us with such information.

        We will pay additional cash interest on the notes, subject to certain exceptions,

  (1)
  if we fail to file an exchange offer registration statement with the SEC on or prior to the 90th day after completion of the private offering of the old notes,

  (2)
  if the exchange offer registration statement is not declared effective by the SEC on or prior to the 180th day after completion of the private offering of the old notes or, if obligated to file a shelf registration statement pursuant to clause 2(A) above, a shelf registration statement is not declared effective by the SEC on or prior to the 210th day after completion of the private offering of the old notes,

  (3)
  if the exchange offer is not consummated on or before the 40th day after the exchange offer registration statement is declared effective or, if later, the 210th day after completion of the private offering of the old notes,

  (4)
  if obligated to file the shelf registration statement pursuant to clause 2(B) above, we fail to file the shelf registration statement with the SEC on or prior to the 30th day after the date on which the obligation to file a shelf registration statement arises, which we refer to as the "shelf filing date,"

  (5)
  if obligated to file a shelf registration statement pursuant to clause 2(B) above, the shelf registration statement is not declared effective on or prior to the 60th day after the shelf filing date, or

  (6)
  if, after the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) (we refer to each such event in the preceding clauses (1) through (6), as a "registration default");

from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

        The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the notes.

        All references in the indenture, in any context, to any interest or other amount payable on or with respect to the notes shall be deemed to include any additional interest pursuant to the registration rights agreement.

        If we effect the exchange offer, we will be entitled to close the exchange offer 30 days after the commencement thereof provided that we have accepted all old notes theretofore validly tendered in accordance with the terms of the exchange offer.

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain United States federal income tax considerations relating to the acquisition, ownership or disposition of the new notes which does not purport to be a complete analysis of all such tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), Treasury regulations, rulings and pronouncements of the Internal Revenue Service, and judicial decisions existing as of the date of this prospectus. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences that are not the same as those that are set out below. We have not sought any ruling from the Internal Revenue Service regarding the statements that we make in the following discussion, and we cannot assure you that the Internal Revenue Service will agree with such statements.

        This summary assumes that the new notes are held as capital assets by persons who receive the new notes in exchange for old notes pursuant to the offer that is made by this prospectus. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder's particular circumstances or of special rules, such as those that apply to holders who are subject to the alternative minimum tax, banks, tax exempt organizations, certain foreign corporations, insurance companies, dealers or traders in securities or commodities, financial institutions, U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar, or persons who will hold the new notes as a position in a "straddle," "conversion transaction" or other hedging transaction. If a partnership holds new notes, then the income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to its tax consequences.

        This discussion of certain United States federal income tax considerations is for general information only and is not tax advice. We urge you to consult your tax advisor for advice regarding the application of United States federal tax laws to your particular situation as well as to any tax consequences under the laws of any state, local, foreign or other taxing jurisdiction and under any applicable tax treaty.

Exchange Offer

        The receipt of new notes in exchange for old notes pursuant to the offer that is made by this prospectus will not constitute a taxable exchange. As a result, you should not recognize a taxable gain or loss as a result of receiving new notes in exchange for your old notes, the holding period of the new notes should include the holding period of the old notes exchanged therefore and the adjusted tax basis of the new notes should be the same as the adjusted tax basis of the old notes exchanged therefore immediately before the exchange.

Consequences to U.S. Holders

        The following is a summary of certain United States federal income tax considerations that will apply to you if you are a U.S. holder of the new notes. For these purposes, a "U.S. holder" is a beneficial owner of a new note who is, for United States federal income purposes, a citizen or resident of the United States, a corporation or entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        Payments of Interest.    Stated interest on the new notes will be taxable to you as ordinary income at the time it is paid or accrues in accordance with your method of accounting for federal income tax purposes. In certain circumstances (see "Description of Notes—Optional Redemption" on page 30 and "Description of Notes—Change of Control" beginning on page 37), we may pay amounts on the new notes that are in excess of stated interest or principal of the new notes. We intend to take the position that, solely for these purposes, as to each such contingent payment that the possibility that such contingent payment will be made is remote and will not therefore affect the timing or amount of interest income that you recognize until any such additional payment is made or that such contingent payment does not have any such effect under the applicable regulations. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, you might be required to recognize additional income on your new notes and to treat as ordinary income, rather than as capital gain, any income that you recognize on the taxable disposition of a new note before the resolution of the contingencies. You should consult your tax advisor as to the tax considerations relating to the payment of additional interest and the Treasury regulations regarding contingent interest payments.

        Sale, Exchange, Redemption or Other Disposition of New Notes.    You will generally recognize gain or loss on the sale, exchange, redemption or other disposition of a new note that is equal to the difference between the amount realized (less an amount that will be taxable as ordinary income that is attributable to any accrued and unpaid interest on the new note that you have not previously included in income) and your adjusted tax basis in the new note. Any gain or loss that is recognized on the disposition of a new note will be capital gain or loss, and will be a long-term capital gain or loss if you have held the new note for more than one year. The maximum individual income tax rate for long-term capital gains is generally 15% for gains recognized in a taxable year beginning before January 1, 2009 (and 20% for long-term capital gains recognized thereafter). If you are a corporation, which has not elected subchapter S treatment, capital gains are subject to the same income tax rates as your ordinary income. Your ability to deduct capital losses is subject to statutory limitations. You should consult your tax advisor regarding the treatment of capital gains and losses.

        Information Reporting and Backup Withholding.    In general, information reporting is required as to certain payments of principal and interest on the new notes and on the proceeds of the disposition of a new note unless you are a corporation or other exempt person.

        A U.S. holder of a new note may be subject, under certain circumstances, to backup withholding with respect to payments of interest on, and gross proceeds from a sale or other disposition of a new note. You will be subject to a backup withholding tax if you are not exempt and you fail to furnish your taxpayer identification number (which, for an individual, is ordinarily his or her social security number), you furnish an incorrect taxpayer identification number, you are notified by the IRS that you have failed to report properly payments of interest or dividends, or you fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the IRS has not notified you that you are subject to backup withholding. Any amount that is withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided that you timely provide certain information to the IRS. You should consult your tax advisor as to your qualification for exemption from withholding and the procedure to obtain such exemption.

Consequences to Non-U.S. Holders

        The following is a summary of certain United States federal income tax considerations that apply to a beneficial owner of new notes who is an individual but who is not a citizen or resident of the United States, within the meaning of Section 7701(b) of the Internal Revenue Code (a "nonresident alien"), or who is a foreign corporation as to the United States, within the meaning of Section 7701(a)

of the Internal Revenue Code. If you are not a U.S. holder, a nonresident alien or such a foreign corporation, then you should discuss the United States federal, state, local and foreign income tax laws, as well as treaties, with regard to owning and disposing of a new note, including any reporting requirements with your tax advisor.

        Payments of Interest.    Under the portfolio interest exemption, interest on a new note that you receive will not be subject to United States federal income tax or withholding if the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:

  •
  do not own, actually or constructively, within the meaning of Section 871(h)(3)(C) of the Internal Revenue Code, or the Treasury regulations thereunder, 10% or more of the total combined voting power of all classes of our voting stock;

  •
  are not a bank whose receipt of interest on a new note is in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

  •
  are not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Internal Revenue Code; and

  •
  (A) hold the new notes through certain foreign intermediaries and satisfy the certification requirements of the applicable Treasury regulations; or (B) provide to us or our paying agent a statement that you are not a United States person. Such a statement may be provided by you on a properly completed IRS Form W-8BEN or by certain other persons who have received certain information from you.

        If the portfolio interest exemption is not available to you, then the interest on a new note may be subject to United States federal income tax (which may be collected by withholding) at a rate of 30 percent or any lower rate that is available under any applicable income tax treaty. You should consult with your tax advisor regarding the availability of the portfolio interest exemption and the ability to claim the benefits of income tax treaty exemptions.

        Interest on a new note that is effectively connected with the conduct of a trade or business in the United States by you is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you will generally be subject to United States federal income tax on such interest and on any effectively connected gain on the disposition of the new note at the rates that are applicable to a United States person generally. In addition, if you are a foreign corporation, then you will also be subject to any applicable branch profits tax on such interest and on any such gain.

        Sale, Exchange, Redemption or Other Disposition of New Notes.    Subject to the discussion regarding backup withholding, you will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption or other disposition of a new note unless the gain is effectively connected with your conduct of a trade or business in the United States or, if you are an individual, you are present in the United States for 183 days or more in the taxable year in which the disposition occurs and certain other conditions are met, or you are subject to income tax pursuant to the provisions of United States tax law applicable to certain United States expatriates.

        Information Reporting and Backup Withholding. You will not be subject to backup withholding with respect to payments of principal or interest on a new note if you are exempt from withholding tax on interest by reason of the portfolio interest exemption. However, we must report annually to the IRS and to you any interest we pay to you. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which you reside.

        Payments of the proceeds from a disposition of a new note that you make to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

  •
  a United States person;

  •
  a controlled foreign corporation for United States federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

        Payment of the proceeds from a disposition of a new note that you make to or through the United States office of a broker is generally subject to information reporting and backup withholding unless, in the case of backup withholding, you certify as to your taxpayer identification number or otherwise establish an exemption from information reporting and backup withholding, provided that the broker does not have actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. You should consult your own tax advisor regarding the application of withholding and backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding. Any amount that is withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided that you timely provide certain information to the IRS.

        THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. THE DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION OR WITHHOLDING THAT MAY BE RELEVANT TO A BENEFICIAL OWNER OF A NEW NOTE. ADDITIONALLY, THE DISCUSSION DOES NOT ADDRESS ANY UNITED STATES ESTATE OR GIFT TAXATION IMPLICATIONS RELATING TO A NEW NOTE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR SPECIFIC ADVICE CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS AS TO THE OWNERSHIP AND DISPOSITION OF A NEW NOTE, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until May 28, 2005, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

TRANSFER RESTRICTIONS ON THE OLD NOTES

        The old notes were not registered under the Securities Act. Accordingly, we offered and sold the old notes only in private sales exempt from or not subject to the registration requirements of the Securities Act:

  •
  to qualified institutional buyers under Rule 144A under the Securities Act; and

  •
  to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

        You may not offer or sell those old notes in the United States or to, or for the account or benefit of, U.S. persons except in transactions exempt from or not subject to the Securities Act registration requirements.

LEGAL MATTERS

        The validity of the issuance of the new notes will be passed upon for us by our attorneys, McGrath North Mullin & Kratz, PC LLO.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Current Report on Form 8-K/A dated October 22, 2004 and the related financial statement schedule incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 27, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and includes an explanatory paragraph relating to the change in methods of accounting for variable interest entities in 2003 and goodwill and other intangibles in 2002) which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of Newmark International, Inc. and Pfleiderer Leasing USA, Inc. for the year ended December 31, 2003, contained in our Current Report on Form 8-K filed on April 21, 2004 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Valmont Industries, Inc.

Offer to Exchange up to

$150,000,000 of our 6 7/8% Senior Subordinated Notes due 2014
for
$150,000,000 of our 6 7/8% Senior Subordinated Notes due 2014
that have been registered under the Securities Act of 1933

Prospectus

October 27, 2004

        Until May 28, 2005 all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
PROSPECTUS SUMMARY
Our Company
The Exchange Offer
The Exchange Agent
Summary of the Terms of the Exchange Offer
Summary of the Terms of the New Notes
Summary Historical Financial Data
Summary Pro Forma Financial Data
RISK FACTORS
PRIVATE PLACEMENT
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
REGISTRATION RIGHTS
FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
TRANSFER RESTRICTIONS ON THE OLD NOTES
LEGAL MATTERS
EXPERTS